SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             BOOLE & BABBAGE, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                             BOOLE & BABBAGE, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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
                              BOOLE & BABBAGE, INC.
                                3131 Zanker Road
                           San Jose, California 95134



                                                                January 15, 1997


Dear Stockholder:

      On behalf of Boole & Babbage, Inc. (the "Company"), I cordially invite you to attend the annual meeting of stockholders at 12:00 p.m. local time on Thursday, February 20, 1997, at the Company's principal executive offices in San Jose, California. At the meeting, stockholders will be asked to elect two directors to the Company's Board of Directors to serve three-year terms expiring on the date of the Company's 2000 annual meeting of stockholders, to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, to approve an amendment to the Company's employee stock purchase plan to increase the aggregate number of shares available for issuance under the plan and to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the next fiscal year. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully.

      The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

      We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                            Sincerely yours,




                                            Franklin P. Johnson, Jr.
                                            Chairman of the Board

                              BOOLE & BABBAGE, INC.
                                3131 Zanker Road
                           San Jose, California 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 20, 1997

TO THE STOCKHOLDERS OF BOOLE & BABBAGE, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boole & Babbage, Inc., a Delaware corporation (the "Company"), will be held on Thursday, February 20, 1997 at 12:00 p.m. local time at the principal executive offices of the Company, 3131 Zanker Road, San Jose, California, for the following purposes:

      1. To elect two directors to hold office until the 2000 Annual Meeting of Stockholders;

      2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 45,000,000;

      3. To approve amendments to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance from 1,940,625 to 2,500,000, an increase of 559,375 shares;

      4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 1997; and

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on January 2, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

      A list of the Company's stockholders will be available for inspection by any stockholder during normal business hours for the ten days prior to the Annual Meeting at the Company's principle executive officers set forth above.

                                    By Order of the Board of Directors



                                    Arthur F. Knapp, Jr.
                                    Secretary
San Jose, California
January 15, 1997

--------------------------------------------------------------------------------
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                              BOOLE & BABBAGE, INC.
                                3131 Zanker Road
                           San Jose, California 95134

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Boole & Babbage, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 20, 1997, at 12:00 p.m. local time (the "Annual Meeting") or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company at 3131 Zanker Road, San Jose, California. The Company intends to mail this proxy statement and accompanying proxy card on or about January 15, 1997, to all stockholders entitled to vote at the Annual Meeting. All information provided herein gives effect to the 3-for-2 stock split of the Company's Common Stock on December 10, 1996.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on January 2, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 2, 1997 the Company had outstanding and entitled to vote 17,055,788 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are not counted for any purpose in determining whether a matter has been approved. Broker non-votes cast with respect to Proposal 2 will have the same effect as negative votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 3131 Zanker Road, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

      Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than September 19, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


      The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the Company's outstanding capital stock. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

      The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1997. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

FRANKLIN P. JOHNSON, JR.
      Franklin P. Johnson, Jr., age 68, has served as a director of the Company since 1967 and was elected Chairman of the Board in 1971. He is a general partner of Asset Management Partners, a venture capital partnership, and other related venture capital partnerships. He has been a venture capital investor for more than five years. Mr. Johnson is also a director of Amgen Inc., Tandem Computers Incorporated and IDEC Pharmaceuticals Corp.

JOHANNES S. BRUGGELING
      Johannes S. Bruggeling, age 51, has served as a director of the Company since July 1988. He was appointed Executive Vice President, International Operations of the Company and President, Boole & Babbage Europe, in October 1991. He was a co-founder in 1978 of The European Software Company, now the Company's wholly-owned subsidiary, Boole & Babbage Europe, and was its President from 1982 until April 1989. He also served as President and Chief Executive Officer of the Company from July 1988 through October 1991.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

TERRY R. MCGOWAN
      Terry R. McGowan, age 49, has served as a director of the Company since February 1992. Mr. McGowan has been the President and Chief Executive Officer of Action Technologies, Inc., a software company, since May 24, 1995. Previously, he served as President and Chief Operating Officer of KnowledgeWare, Inc., a computer-aided software company, from August 1985 until September 1991. Mr. McGowan is also a director of Connect, Inc., a software company, and an advisor to the board of directors of several other software companies.

CARL H. REYNOLDS
      Carl H. Reynolds, age 71, has served as a director of the Company since 1975. He has 30 years of experience in the computer software field. In October 1989, he retired from Hughes Aircraft Company where he had been the Staff Vice President, Communications and Data Processing since 1983.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

PAUL E. NEWTON
      Paul E. Newton, age 53, has served as a director of the Company since April 1988 and was appointed President and Chief Executive Officer of the Company in October 1991. He served as President and director of Ingres Corporation, a relational database software company ("Ingres"), from January 1987 to October 1990. Mr. Newton served as Chief Operating Officer of Ingres from January 1987 until September 1988 and as Chief Executive Officer of Ingres from September 1988 through October 1990.

RAYMOND E. CAIRNS
      Raymond E. Cairns, age 64, has served as a director of the Company since November 1992. In 1992, Mr. Cairns retired from E.I. Dupont De Nemours, a chemical company, where he had been employed since 1962, most recently as Senior Vice President - Information Systems and Member of the Corporate Operating Committee.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended September 30, 1996, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

      The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of four non-employee directors: Messrs. Cairns, Johnson, McGowan and Reynolds. The Audit Committee met two times during the fiscal year ended September 30, 1996.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. McGowan, Johnson and Reynolds. The Compensation Committee met one time during the fiscal year ended September 30, 1996.

      During the fiscal year ended September 30, 1996, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 30,000,000 shares to 45,000,000 shares.

      The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware.

      In addition to the 17,055,788 shares of Common Stock outstanding at January 2, 1997, the Board has reserved 1,029,688 shares for issuance upon exercise of options and rights granted under the Company's stock option plans, stock purchase plan and stock incentive plan.

      The Board of Directors desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products. For example, the Board of Directors currently intends to use up to 1,189,655 million shares of Common Stock to acquire all of the outstanding shares of MAXM Systems Corporation, a supplier of event management software for distributed software, an acquisition for which the Company signed a definitive merger and reorganization agreement on December 10, 1996. Although the shares of Common Stock required for this transaction have already been authorized by the stockholders, shares authorized by the adoption of the proposal could be used for similar purposes in the future thus allowing the Company to make strategic acquisitions while preserving cash for operations and other corporate purposes.

      The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company's Restated Certificate of Incorporation.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

        AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN RESERVING
                  559,375 SHARES OF THE COMPANY'S COMMON STOCK

      The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") reserving an additional 559,375 shares of the Company's Common Stock for issuance thereunder. Currently there are 1,940,625 shares reserved under the Purchase Plan, of which 1,857,461 have been purchased and 83,164 are still available for purchase. If this amendment is approved there will be a total of 2,500,000 shares reserved under the Purchase Plan, of which 1,857,461 have been purchased and 642,539 will be available for purchase. The amendment to the Purchase Plan was adopted by the Board of Directors on November 7, 1996, subject to stockholder approval.

      The Board of Directors believes the amendment of the Purchase Plan is an important feature of the Company's efforts to encourage employee equity participation in order to increase worker retention and align employee interests with those of the stockholders. The Board is pleased with the success of the Purchase Plan in increasing the level of employee interest in the Company's stock price, and has proposed this amendment to promote continued employee participation in the Purchase Plan.

      Directors who are employees of the Company may benefit from adoption of this amendment, and to that extent may have a conflict of interest in recommending the amendment.


                 DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

Purpose

      The purpose of the Purchase Plan is to provide a means by which employees of the Company and its affiliates can be given an opportunity to purchase Common Stock of the Company through payroll deductions, thereby assisting the Company in its retention of its employees, and providing incentives for such persons to exert maximum efforts for the success of the Company.

Administration

      The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

Grants of Rights; Offerings

      The Board has the power to grant rights to purchase stock of the Company under the Purchase Plan to eligible employees (an "Offering") on a date or dates selected by the Board (the "Offering Date(s)"). Each Offering will be in the form and contain terms and conditions established by the Board, subject to the required provisions of the Purchase Plan which are described in this proxy statement. The provisions of separate Offerings need not be identical. The Board has currently authorized continuous Offerings commencing on October 1st every year and ending on September 30th of the next calendar year.

Eligibility

      Any person who is customarily employed by the Company or its affiliates (subject to certain minimum requirements) on an Offering Date is eligible to participate in the Purchase Plan. No employee is eligible for the Purchase Plan if, immediately after those rights are granted, the employee would own or be deemed to own stock of the Company possessing 5% or more of the total combined voting power or value of stock of the Company or any affiliate of the Company. No rights may be granted that would permit an employee to purchase stock with a fair market value in excess of $25,000 (determined at the time the rights are granted) in any calendar year.

Participation in the Plan

      Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the Offering Date for the Offering, an agreement authorizing payroll deductions of up to 10% of such employees' total compensation during the purchase period.

Purchase Price

      The purchase price per share at which shares are sold in an Offering under the Purchase Plan cannot be less than the lower of (1) 85% of the fair market value of a share of Common Stock on the date of commencement of the Offering, or
(2) 85% of the fair market value of a share of Common Stock on the last day of the Offering period, which date shall be no more than 27 months after the commencement date of the Offering.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the Offering period. Generally, at any time during an Offering period, a participant may terminate his or her payroll deductions. A participant may reduce his or her payroll deductions after the commencement of an Offering only as provided by the Board in implementing the Offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not increase, begin such payroll deductions or make additional payments into an Offering after the commencement of an Offering.

Purchase of Stock

      By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with Offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to an Offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in an Offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on each specified exercise date during an Offering period at the applicable price. See "Withdrawal" below.

Withdrawal

      While each participant in the Purchase Plan is require to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable Offering period, unless otherwise provided for pursuant to the terms of the Offering.

      Upon any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the Offering automatically will be terminated. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the Purchase Plan.

Termination of Employment

      Rights granted pursuant to any Offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, except death, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest. In the event of a participating employee's death, the balance in his or her account will be held and used to purchase stock on the next exercise date during the Offering, provided that the estate or representative of the deceased employee does not withdraw from the Offering.

Restrictions on Transfer

      Rights granted under the Purchase Plan are not transferable, except upon death, and may be exercised only by the person to whom such rights are granted, or, in the case of death, by the estate of the deceased employee.

Adjustment Provisions

      If there is any change in the stock subject to the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Purchase Plan will be appropriately adjusted as to the class and the maximum number of shares subject to the Purchase Plan and the class, number of shares and price per share of stock subject to outstanding rights.

Duration, Amendment and Termination

      The Board of Directors may suspend or terminate the Purchase Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Purchase Plan will terminate on September 13, 2002.

      The Board may also amend the Purchase Plan at any time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months of its adoption by the Board, if the amendment would: (i) increase the number of shares reserved for rights under the plan, or (ii) modify the provisions as to eligibility for participation in the Purchase Plan or modify the Purchase Plan in any other way to the extent such modification requires stockholder approval in order to obtain employee stock purchase plan treatment under Section 423 of the Code.

Stock Subject to Purchase Plan

      If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Consequences of Rights Under the Purchase Plan

      Participation in the Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until disposition of the shares acquired.

      If a participant holds stock more than two years after the beginning of the Offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is generally entitled to a deduction for amounts taxed as ordinary income to a participant upon disposition by a participant of stock before the expiration of the holding periods described above.

      The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


      The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending September 30, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1967. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's By-laws or otherwise. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                             ADDITIONAL INFORMATION

      Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors of the Company:

       Name                 Age                   Position
       ----                 ---                   --------

James E. C. Black            48       Senior Vice President, Engineering

Arthur F. Knapp, Jr.         48       Senior Vice President, Chief Financial
                                      Officer and Secretary

Saverio Merlo                45       Senior Vice President, Marketing

        Mr. Black joined the Company in April 1994 as Senior Vice President of Engineering. From 1991 to March 1994, he was a principal at Diablo Management Group, an organization specializing in assisting companies with dynamic market changes. Previously, Mr. Black held technology positions at Ingres Corporation, UCCEL Corporation, a software company, Texas Instruments, an electronics company, and CAP Gemini, a computer consulting company.

        Mr. Knapp joined the Company in November 1991 as Chief Financial Officer and Senior Vice President. From March 1989 to October 1991, he was employed by Legent Corp., serving as Vice President and Chief Financial Officer. From 1984 through March 1989, he was employed by Duquesne Systems, Inc., where he served as Vice President, Controller and Chief Financial Officer. Mr. Knapp is a Certified Public Accountant and a Certified Management Accountant.

        Mr. Merlo has been employed by the Company for the past 14 years in various operational, technical and marketing capacities. After a four-year tenure as director of the MVS product center, Mr. Merlo served as Vice President of Marketing for Boole & Babbage Europe from 1989 until 1991. During fiscal 1991, Mr. Merlo was appointed Senior Vice President of Marketing.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The  following  table  sets  forth  certain  information  regarding  the ownership  of the  Company's  Common  Stock as of November 30, 1996 by: (i) each director and nominee for director;  (ii) each of the executive officers named in the Summary  Compensation  Table;  (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common  Stock.  Information  in the table  reflects the 3-for-2  split in the  Company's  Common  Stock  effected on
December 10, 1996.

                                                                      Beneficial Ownership(1)
                                                               ----------------------------------
                                                               Number of               Percent of
                      Beneficial Owner                           Shares                   Total
         ----------------------------------------------        ----------              ----------

         Private Capital Management, Inc.
         and related entities(2)                               1,644,724                    9.7%
           3003 Tamiami Trail North
           Naples, FL 33940

         Wellington Management Company(3)                      1,354,285                    8.0%
           75 State Street
           Boston, MA 02109

         Franklin P. Johnson, Jr.(4)                           1,350,813                    7.9%
           c/o Asset Management Partners
           2275 East Bayshore, Suite 150
           Palo Alto, CA 94303

         John M. Bryan(5)                                      1,006,172                    5.9%
           600 Montgomery Street, 35th Floor
           San Francisco, CA 94111

         FMR Corp.(6)                                          1,001,887                    5.9%
           82 Devonshire Street
           Boston, MA 02109

         Winston Partners, L.P. and related entities(7)           960,891                   5.7%
           888 Seventh Avenue
           New York, NY 10106

         Fleet Financial Group(8)                                 871,977                   5.1%
           100 Federal Street
           Boston, MA 02109

         Paul E. Newton(9)                                        791,380                   4.5%

         Johannes S. Bruggeling(9)                                503,124                   2.9%

         Arthur F. Knapp, Jr.(9)                                  222,189                   1.3%

         James E. C. Black(9)                                     116,437                   *

         Saverio Merlo(9)                                         111,253                   *

         Carl H. Reynolds(9)(10)                                   48,212                   *

                                       12

         Raymond E. Cairns(9)                                      44,887                   *

         Terry R. McGowan(9)                                        7,762                   *

         All executive officers and directors
           as a group (9 persons)(11)                           3,196,057                  17.5%

------------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in such Schedules, as noted. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,003,856 shares outstanding on November 30, 1996, adjusted as required by rules promulgated by the Commission.

(2) Private Capital Management, Inc. ("PCM"), in its capacity as investment advisor, and Bruce Sherman, PCM's President, may each be deemed beneficial owners of 1,619,749 of these shares, which are held by PCM on behalf of its clients. PCM and Bruce Sherman have shared dispositive power over these 1,619,749 shares. SPS Partners, L.P. ("SPS"), in its capacity as investment advisor for the Entrepreneurial Value Fund, L.P., and Bruce Sherman, SPS's Managing General Partner, may each be deemed beneficial owners of 24,975 of these shares, and each has shared dispositive power over these 24,975 shares. Michael Seaman, who has shared power to vote or direct the vote of, and shared power to dispose of, 13,500 of these shares, is an employee of PCM or affiliates thereof and (i) does not exercise sole or shared dispositive or voting power with respect to the shares held by PCM or SPS, (ii) disclaims beneficial ownership of shares held by Mr. Sherman, PCM and SPS, and (iii) disclaims, along with Mr. Sherman, the existence of a group. The reported stated number of shares beneficially owned is as of November 30, 1996.

(3) Wellington Management Company ("Wellington"), in its capacity as investment advisor, may be deemed beneficial owner of these shares which are owned by numerous investment counseling clients. Wellington has shared voting authority over 272,260 of these shares, and shared dispositive power over all 1,354,285 of these shares. The stated number of shares beneficially owned is as of January 27, 1996.

(4) Includes 118,383 shares held by Mr. Johnson's wife. Mr. Johnson may be deemed to beneficially own these shares but disclaims beneficial ownership of such shares. Also includes 246,375 shares held by Asset Management Partners, a limited partnership, of which Mr. Johnson is a general partner. Mr. Johnson disclaims beneficial ownership of two-thirds of such shares.

(5) Includes 445,312 shares held by the J.M. Bryan Family Trust of which Mr. Bryan is a trustee. Also includes 376,377 shares held by JMB/FEB Partners, Ltd.; 61,749 shares held by AAB Partners, Ltd.; 61,749 shares held by ALB Partners, Ltd.; 39,811 shares held by SEB Partners, Ltd.; and 21,174 shares held by KBH Partners, Ltd., for each of which Mr. Bryan is a general partner. Mr. Bryan may be deemed to beneficially own all such shares but disclaims beneficial ownership of the 629,795 shares held in aggregate by the J.M. Bryan Family Trust, AAB Partners, Ltd., ALB Partners, Ltd., SEB Partners, Ltd. and KBH Partners, Ltd. except to the extent of his partnership interest therein. The reported number of shares beneficially owned is as of November 30, 1996.

                                       13


(6) FMR Corp. ("FMR"), in its capacity as a parent holding company, may be deemed to be the beneficial owner of these shares, 601,612 of which are owned by a wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor which acts as an investment advisor to various investment companies ("Funds"), which hold those shares, and 400,275 of which are owned by a wholly-owned subsidiary, Fidelity Management Trust Company, a bank which serves as investment manager of certain institutional accounts ("Accounts") which hold these shares. FMR, Edward P. Johnson 3d, Chairman of FMR, and the Funds each has sole power to dispose of 1,001,887 shares. Neither FMR nor Mr. Johnson have sole power to vote or direct the voting of the shares owned by the Funds which power resides with the Funds' Boards of Trustees who carry out the voting under written guidelines established by the Funds' Board of Trustees. FMR and Mr. Johnson, through its control of Fidelity Management Trust Company has sole voting and disposition power over 400,275 shares owned by the Accounts. Members of Mr. Johnson's family and trusts for their benefit own shares of common stock of FMR representing approximately 49% of the voting stock of FMR. Mr. Johnson owns 12% and Abigail Johnson, a director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. All such shares are subject to a voting agreement. The reported number of shares owned is as of November 30, 1996.

(7) The shares are held by Winston Partners, L.P. Chatterjee Fund Management L.P., is the sole general partner of Winston Partners, L.P. and Purnendu Chatterjee is the sole general partner of Chatterjee Fund Management, L.P.

(8) Fleet Financial Group, Inc. ("Fleet"), in its capacity as a parent holding company, may be deemed the beneficial owner of those shares. Fleet has shared disposition power over 3,712 of those shares and has shared power to vote or direct the vote of 15,627 of those shares. The reported number of shares owned is as of February 15, 1996.

(9) Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: James E. C. Black, 116,437 shares; Johannes S. Bruggeling, 75,938 shares; Raymond E. Cairns, 41,512 shares; Arthur F. Knapp, Jr., 208,125 shares; Terry R. McGowan, 7,762 shares; Saverio Merlo, 105,187 shares; Paul E. Newton, 723,750 shares; Carl H. Reynolds, 7,762 shares and all executive officers and directors as a group, 1,286,473 shares.

(10) All shares are held by the Carl H. and Carol Jean Reynolds Revocable Trust U/A/D 8/1/79 over which Mr. Reynolds has shared voting and investment power.

(11)    Includes shares described in notes (4), (9) and (10) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Offices, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives a quarterly retainer fee of $2,000 (plus $5,250 for serving as Chairman of the Board) and a per meeting fee of $400 (except for the Chairman). In the fiscal year ended September 30, 1996, the total compensation paid to non-employee directors was
$58,600. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        Under the terms of the 1993 Non-Employee Directors' Stock Option Plan, each non-employee director of the Company automatically receives an option to purchase 6,750 shares of the Company's Common Stock, as an incentive to encourage maximum efforts for the success of the Company and continued service on the Board. In the fiscal year ended September 30, 1996, Messrs. Reynolds, McGowan and Cairns were each granted options to purchase 6,750 shares of Common Stock pursuant to the Company's 1993 Non-Employee Directors' Stock Option Plan at an exercise price of $14.83 per share, which was equal to the fair market value on the date of the grant.

                       COMPENSATION OF EXECUTIVE OFFICERS
                             SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended September 30, 1994, 1995 and 1996, compensation awarded or paid to, or earned by the Company's Chief
Executive  Officer and its five other  executive  officers at September 30, 1996
(the "Named Executive Officers"):

                                             SUMMARY COMPENSATION TABLE

                            Annual Compensation                                         Long Term Compensation
----------------------------------------------------------------------------       --------------------------------
                                                                                     Securities          All Other
             Name and                                                                Underlying           Compen-
             Principal                                  Salary        Bonus          Options(1)           sation(2)
             Position                     Year           ($)           ($)              (#)                 ($)
----------------------------------     ---------        ------        -----        ---------------       ----------


Mr. Paul E. Newton                        1996          315,000      266,805          120,000                683
President and Chief Executive Officer     1995          300,000      268,335          360,000                613
                                          1994          286,136      186,785               --                875

Mr. Johannes S. Bruggeling                1996(3)       318,613      216,558           75,000                 --
Executive Vice President,                 1995          313,260      196,471           67,500                 --
International Operations and              1994          262,138      161,215           67,500                 --
President, Boole & Babbage Europe

Mr. James E. C. Black                     1996          182,970       90,721           60,000                427
Senior Vice President                     1995          174,252       89,362           56,250                 --
Engineering                               1994(4)        85,301       35,700          135,000                 --

Mr. Timothy A. Dreisbach(5)               1996          171,903       92,358           48,000                683
Senior Vice President, North              1995          166,602       85,442           56,250                613
American Field Operations                 1994          162,193       87,219           23,625             11,718

Mr. Arthur F. Knapp, Jr.                  1996          179,214       87,085           75,000                683
Senior Vice President and Chief           1995          170,680       85,787           67,500                613
Financial Officer                         1994          165,193       68,544           33,750             23,880

Mr. Saverio Merlo                         1996          174,300       85,378           60,000                683
Senior Vice President,                    1995          166,001       84,105           56,250                613
Marketing                                 1994          161,181       67,200           27,000                875

----------------

(1) The Company has no stock appreciation rights (SARs).

(2) Includes the Company's matching payments under its 401(k) plan. Also includes payments to Mr. Knapp in 1994 of $17,594 and $5,411 for relocation expenses and related tax gross-up payments, respectively. Includes payments to Mr. Dreisbach in 1994 of $10,843 for tax gross-up payments related to payment of relocation expenses. As permitted by rules promulgated by the Commission, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of salary and bonus or $50,000.

(3) Mr. Bruggeling's compensation was paid in non-U.S. currency and has been translated to U.S. dollars at the average currency exchange rate for each indicated year.

(4) Mr. Black joined the Company in April 1994. Excludes $68,400 in payments for consulting services in 1994 prior to his joining the Company.

(5) Mr. Dreisbach resigned as an executive officer of the Company on January 3, 1997.

                        STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1986 Incentive Stock Option Plan (the "1986 ISO Plan"), its 1986 Supplemental Stock Option Plan (the "1986 Supplemental Plan") and the 1995 Stock Option Plan (the "1995 Option Plan", collectively the "Option Plans"). As of November 30, 1996, options to purchase a total of 4,274,788 shares had been granted and were outstanding under the Option Plans and options to purchase 809,988 shares remained available for grant thereunder.

        The following tables show for the fiscal year ended September 30, 1996, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.

                                          Option Grants in Last Fiscal Year
                                                                                       Potential
                                                                                   Realizable Value at
                                                                                    Assumed Annual
                                                                                  Rates of Stock Price
                                                                                       Appreciation
                                    Individual Grants                              for Option Term(3)
        -------------------------------------------------------------------      ----------------------
                                             % of
                                             Total
                              Securities     Options
                              Underlying     Granted to  Exercise
                              Options        Employees   or Base      Expira-
                              Granted        in Fiscal   Price        tion
          Name                 (#)(1)        Year(2)     ($/Share)    Date          5% ($)         10% ($)
          ----                --------       ---------   ---------    --------      ------         -------

         Mr. Newton           120,000         12.9       16.00      09/10/06      1,207,478       3,059,986
         Mr. Bruggeling        75,000          8.1       16.00      09/10/06        754,674       1,912,491
         Mr. Black             60,000          6.5       16.00      09/10/06        603,739       1,529,993
         Mr. Dreisbach(4)      48,000          5.2       16.00      09/10/06        482,991       1,223,994
         Mr. Knapp             75,000          8.1       16.00      09/10/06        754,674       1,912,491
         Mr. Merlo             60,000          6.5       16.00      09/10/06        603,739       1,529,993

(1) Options vest in cumulative increments over a period of four years. Option grants to executive officers prior to September 10, 1993 generally include a provision whereby upon the sale, acquisition or merger of the Company in a transaction or series of transactions, the vesting of such options shall accelerate such that an additional two months of vesting shall accrue for each month that such executive officer shall have been employed by the Company between October 1, 1991 (or the date of commencement of such executive officer's employment with the Company, if later) and the closing date of any such transaction or series of transactions. Option grants to executive officers on or after September 10, 1993 include a provision whereby upon the termination or resignation of an executive officer within one year following the sale, acquisition or merger of the Company, such officer's options shall immediately vest in full. Share amounts presented herein reflect the 3-for-2 split of the Company's Common Stock effected December 10, 1996.

(2) Based on options to purchase 930,488 shares granted to all employees in fiscal year 1996.

(3) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

(4) Mr. Dreisbach resigned as an executive officer of the Company on January 3, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES
                                                                                                  Value of
                                                                            Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                            Options at            Options at
                                                                            FY-End (#)(2)         FY-End($)(3)
                             Shares Acquired            Value               Exercisable/          Exercisable/
Name                         on Exercise (#)            Realized(1)($)      Unexercisable         Unexercisable
----                         ---------------            --------------      -------------         -------------

Mr. Newton                          33,750                  447,501         731,250/322,500    8,882,548/1,227,511
Mr. Bruggeling                          --                       --          63,280/146,720        451,087/548,917
Mr. Black                               --                       --         100,547/150,703        867,895/785,860
Mr. Dreisbach(4)                     6,000                   65,333          174,284/91,029      1,818,899/321,009
Mr. Knapp                           15,000                  195,834         230,212/125,101      2,690,741/372,470
Mr. Merlo                            4,500                   59,667         103,430/102,820      1,104,312/328,130

-----------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Share amounts presented herein reflect the 3-for-2 split of the Company's Common Stock effected on December 10, 1996.

(3) Fair market value of the Company's Common Stock at September 30, 1996 ($16.67) minus the exercise price of the options.

(4) Mr. Dreisbach resigned as an executive officer of the Company on January 3, 1997.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION1

        The Compensation Committee of the Board of Directors has provided the following report with respect to the compensation of executive officers for fiscal 1996:

        Compensation for the Company's executive officers is determined by the Compensation Committee of the Company's Board of Directors (the "Committee"), none of whom is an employee of the Company. The Committee establishes base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers of the Company at or about the beginning of each fiscal year.

        The Company and its Board believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and must align compensation with the Company's short-term and long-term business strategies and performance goals. However, the current compensation philosophy is to minimize the amount of salary increase in favor of (i) more performance based compensation such as bonuses and (ii) more incentives linked to stockholder value such as stock options. There are three basic elements to executive officer compensation:

        SALARY. To insure that its compensation practices remain competitive, the Company regularly compares its executive compensation to the middle of the range of compensation paid to executives in comparable positions in other software companies in the industry and also in technology companies of similar size located in Silicon Valley. Salary increases are granted generally on an annual basis and are based on both individual performance and the standard percentage of salary increase granted to other employees. Upon recommendation of the Committee, the Board approved the Company's fiscal 1996 salary guidelines applicable to all employees, including executives, pursuant to which salary increases would be targeted at no more than five percent (5%) of current salaries.

        BONUSES. The Committee awards bonuses to the Company's executive officers and other key employees pursuant to an employee incentive plan established and approved in the early part of the Company's fiscal year by the Committee. The bonus amounts and persons who will receive bonuses can vary from year to year. The bonus pool is calculated based on a formula tied to the Company's targeted earnings per share. In 1996, the plan included minimal payouts based on attainment of 85% of target EPS with no bonus being paid if results were below the 85% threshold level. As actual results approach targeted levels, the bonus payout increases at an accelerated level. In fiscal year 1996, target amounts for individual executive officers represented between 27.5% and 70% of base salary.

        STOCK OPTIONS. The Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders. The Committee typically grants stock options each year to executive officers and other key employees. These grants are based on a variety of factors, including total options outstanding and total unvested options outstanding for each officer and key employee, the financial performance of the Company and assessment of personal performance. Whereas the bonus plan recognizes specific annual operational achievements, the Company considers the cumulative stock option grants as a measure of the individual's long-term potential impact on the Company's results. The Committee feels that stock options are the best method of providing incentives for executive officers to maximize the long-term success of the Company.

        CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Committee determined that a 5.0% increase in the Chief Executive Officer's base salary represented an increase in accordance with the Company's policy of increasing salaries by no more than five percent (5%). The Committee also determined that a cash bonus of $266,805 (out of a total executive officer bonus pool of $838,905) for fiscal 1996 was appropriate in light of the Company's strong financial performance, including record revenues, profits and earnings per share.

--------------------

(1) THE MATERIAL IN THIS REPORT IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE COMMISSION AND IS NOT TO BE INCORPORATED IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY FILING.

        COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1995 Option Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."



                                             COMPENSATION COMMITTEE
                                             Franklin P. Johnson, Jr.
                                             Terry R. McGowan
                                             Carl H. Reynolds

PERFORMANCE MEASUREMENT COMPARISON (1)



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
                AMONG BOOLE & BABBAGE, THE H&Q TECHNOLOGY INDEX,
                     AND THE NASDAQ STOCK MARKET - US INDEX




(The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T)




        * $100 invested on 9/30/91 in stock or index, including reinvestment of dividends.




                           9/91    9/92    9/93    9/94    9/95    9/96
        ---------------------------------------------------------------
        Boole & Babbage    $100    $200    $261    $332    $488    $608
        H&Q Technology     $100    $114    $136    $154    $258    $286
        NASDAQ - US        $100    $112    $147    $148    $204    $242



(1) The material in this performance measurement comparison is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

                              CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.


                                  OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                        By Order of the Board of Directors



                                        Arthur F. Knapp, Jr.
                                        Secretary


January 15, 1997

                                                                      APPENDIX A

                              BOOLE & BABBAGE, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 20, 1997

       The undersigned hereby appoints Paul E. Newton and Arthur F. Knapp, Jr., and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Boole & Babbage, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company, 3131 Zanker Road, San Jose, California on Thursday, February 20, 1997 at 12:00 p.m., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

------
X      Please mark
       votes as in
       this example
------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED BELOW.

1. To elect two directors of the Company to serve for the ensuing three years until the Company's 2000 Annual Meeting of Stockholders and until their successors are elected.

Nominees:         Franklin P. Johnson, Jr., Johannes S. Bruggeling

              FOR         WITH-
                          HELD
            --------    ----------                     -------
                                         Mark Here
                                       For Address
                                        Change and
                                      Note at Left
            --------    ----------                     -------


-------




------- ---------------------------------------------------------------
                      For all nominees except as noted above

MANAGEMENT RECOMMENDS A VOTE FOR
PROPOSALS 2, 3 AND 4.
                                    For        Against      Abstain
                                  ---------    --------     -------
2.   To approve an  amendment to
     the   Company's    Restated
     Certificate              of
     Incorporation  to  increase
     the  authorized  number  of
     shares  of   Common   Stock
     from      30,000,000     to
     45,000,000.
                                  ---------    --------     -------


                                  ---------    --------     -------
3.   To  approve  amendments  to
     the   Company's    Employee
     Stock   Purchase   Plan  to
     increase   the    aggregate
     number  of shares of Common
     Stock     authorized    for
     issuance from  1,940,625 to
     2,500,000,  an  increase of
     559,375 shares.
                                  ---------    --------     -------

                                  ---------    ---------    -------
4.   To ratify the  selection of
     Ernst  &  Young  LLP as the
     Company's       independent
     auditors   for  the  fiscal
     year ending  September  30,
     1997.
                                  ---------    ---------    -------

Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.


Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their title. If the signer is a partnership, please sign in partnership name by authorized person.

Signature_______________________________________Date_________


Signature_______________________________________Date_________